Exhibit 99.1

                                                        For further information:

                                                              Ralph Mandell, CEO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100
For Immediate Release

     PRIVATEBANCORP, INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

         Chicago, February 27, 2003 (NASDAQ: PVTB) -PrivateBancorp, Inc. previously reported that it plans to raise additional capital during 2003 to support the growth of its business. The Company currently anticipates filing a registration statement with the Securities and Exchange Commission for a proposed offering of 1,500,000 to 2,000,000 shares of common stock during the second quarter. Unfavorable market conditions or delays in hiring a replacement for the Company's departing chief financial officer could cause a delay in the proposed offering.

         This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities. The offering is to be made only by the prospectus.


                                      ###